                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                             ______________________


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                             ______________________


                           Date of Report: May 9, 2001
                        (Date of earliest event reported)



                          The Manitowoc Company, Inc.
            (Exact name of registrant as specified in its charter)



      Wisconsin                  1-11978                     39-0448110
   -----------------         -----------------             ----------------
    (State or other           (Commission File              (IRS Employer
    jurisdiction of                Number)               Identification No.)
    incorporation)

            500 South 16th Street, Manitowoc, Wisconsin 54221-0066
          -----------------------------------------------------------
          (Address of principal executive offices including zip code)

                                (920) 684-4410
                        -------------------------------
                        (Registrant's telephone number)

                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.   Acquisition or Disposition of Assets

          On May 9, 2001, The Manitowoc Company, Inc. ("Manitowoc") acquired from Legris Industries SA ("Legris") all of the outstanding capital stock of Potain SA ("Potain"), pursuant to a Share Purchase Agreement, dated May 9, 2001, among Manitowoc, Manitowoc France SAS and Legris (the "Acquisition"). The total purchase price for the Acquisition was approximately FRF 2.3 billion (approximately U.S. $307.1 million, based upon exchange rates as of May 7, 2001), plus a post-closing adjustment for Potain's net income from January 1, 2001 through the closing date. The purchase price paid by Manitowoc was determined on the basis of arm's length negotiations between the parties. There is no material relationship between Legris and Manitowoc or any of its affiliates, directors or officers or any of their associates.

          Potain is a leading designer, manufacturer and supplier of tower cranes for the building and construction industry. Manitowoc intends to operate the business of Potain at its present locations and to conduct the business of Potain in substantially the same manner as it had been conducted prior to the Acquisition.

          The Acquisition was financed by a new $475.0 million senior credit facility (the "Senior Credit Facility") syndicated by Bankers Trust Company, as agent, and the issuance of (euro) 175.0 million of Manitowoc's 10 3/8% Senior Subordinated Notes due 2011. The Senior Credit Facility is comprised of a $125.0 million revolving credit facility, under which Manitowoc borrowed $40.0 million at the closing of the Acquisition, and term loans aggregating $350.0 million.

Item 7.   Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired.
        -----------------------------------------

The financial statements of Potain SA are included as follows:

        (i)   Report of Independent Auditors.

        (ii) Consolidated Statements of Income for the Years Ended December 31, 2000 and 1999.

        (iii) Consolidated Balance Sheets as of December 31, 2000 and 1999.

        (iv) Consolidated Statements of Cash Flow for the Years Ended December 31, 2000 and 1999.

        (v)   Notes to Consolidated Financial Statements.

(b)     Pro Forma Financial Information.
        -------------------------------

        (i) Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the Year Ended December 31, 2000.

        (ii) Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings.

        (iii) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2000.

        (iv)  Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

(c)     Exhibits.
        --------

              See the Exhibit Index following the Signature page of this report, which is incorporated herein by reference.

                                   POTAIN SA

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Potain SA

   We have audited the accompanying consolidated balance sheets of Potain Group as of December 31, 2000 and 1999, and the related consolidated statements of income and cash flows for the years then ended, which have been prepared on the basis of accounting principles generally accepted in France. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Potain Group at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in France which differ in certain respects from those generally accepted in the United States (see Note IV to the financial statements).

                                          Ernst & Young Audit




                                          Daniel Mary-Dauphin

April 19, 2001

                                   POTAIN SA

                       CONSOLIDATED STATEMENTS OF INCOME
                           December 31, 2000 and 1999

                             Note 12/31/2000 12/31/1999
                             ---- ---------- ----------
(in thousands Euros)
Operating revenues
Sales......................    1    286,974    239,644
Other operating revenues...    2     33,018     29,870
Operating expenses
Raw material, supplies and
 services..................        (185,935)  (160,748)
Payroll expenses...........    3    (69,276)   (64,204)
Other operating expenses...    4    (32,504)   (30,119)
                                   --------   --------
Current operating income...          32,277     14,443
                                   ========   ========
Non recurring operating
 income (expenses).........    5       (553)      (343)
                                   --------   --------
Operating income...........          31,724     14,100
                                   --------   --------
Interest expense, net......    6        868     (1,408)
Amortization of goodwill,
 net.......................            (429)      (391)
Other income and (expense),
 net.......................    7       (564)         0
                                   --------   --------
Income before taxes........          31,599     12,301
                                   ========   ========
Income taxes, current and
 deferred..................    8    (11,559)    (4,433)
                                   --------   --------
Net income before minority
 interests of fully
 consolidated entities.....          20,040      7,868
                                   ========   ========
Minority interests.........   14         24      1,592
Results of entities
 accounted for by the
 equity method.............               0         (4)
                                   --------   --------
Net income.................          20,016      6,272
                                   ========   ========
Number of shares at
 December 31...............         909,945    909,945
Net income per share (in
 euros)....................            22.0        6.9

                                   POTAIN SA

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 2000 and 1999

                                                      Note 12/31/2000 12/31/1999
                                                      ---- ---------- ----------
(in thousands Euros)
ASSETS
Intangible assets....................................         7,241      6,850
Goodwill.............................................         2,616      2,075
Property, plant and equipment........................        62,421     59,902
Financial assets.....................................         3,197      3,941
                                                            -------    -------
    Total Fixed Assets...............................   9    75,475     72,768
                                                            =======    =======
Inventories..........................................  10    60,070     48,722
Accounts receivable..................................  11    81,743     76,577
Other receivables....................................        36,788      9,977
Cash.................................................  12    16,637     14,949
                                                            -------    -------
    Total Current Assets.............................       195,238    150,225
                                                            =======    =======
Deferred tax assets..................................  13     2,147      7,546
                                                            -------    -------
    Total Assets.....................................       272,860    230,539
                                                            =======    =======
LIABILITIES
Share capital........................................        13,649     13,649
Additional paid-in capital...........................        12,495     12,495
Retained earnings....................................        93,869     84,833
Net income for the year..............................        20,016      6,272
Translation adjustment...............................          (857)       834
                                                            -------    -------
  Shareholders' Equity...............................       139,172    118,083
                                                            =======    =======
Minority interests...................................            93      5,624
                                                            -------    -------
  Shareholders' Equity & Minority Interests..........  14   139,265    123,707
                                                            =======    =======
  Reserves for losses and contingencies..............  15    12,535      7,260
Borrowings...........................................  16    23,316     12,940
Accounts payable.....................................  17    84,311     70,843
Other liabilities....................................         7,070      8,522
                                                            -------    -------
    Total Liabilities................................       114,697     92,305
                                                            =======    =======
Deferred tax liabilities.............................  13     6,363      7,267
                                                            -------    -------
    Total Liabilities & Shareholders' Equity.........       272,860    230,539
                                                            =======    =======

                                   POTAIN SA

                      CONSOLIDATED STATEMENTS OF CASH FLOW
                           December 31, 2000 and 1999

                                                         Note 12/31/00 12/31/99
                                                         ---- -------- --------
(in thousands Euros)
Cash Flows from Operations..............................  18   31,088   19,648
Change in working capital...............................       (5,160)   1,748
Cash Flows from Operating Activities....................       25,928   21,396
  (Increase)/decrease in fixed assets (excluding rented
   equipment)...........................................       (8,035)  (6,309)
  (Increase)/decrease in rented equipment...............       (5,495)  (4,927)
  Investing activities..................................        4,722      227
                                                               ------  -------
    Total Cash Used in Investing Activities.............       (8,808) (11,009)
                                                               ======  =======
Financing Activities....................................         (489)     (17)
  Exchange rate fluctuation.............................         (679)    (514)
(Increase) Decrease in Net Indebtedness.................       15,952    9,856

                                   POTAIN SA

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2000 AND 1999

I--KEY EVENTS

1--Purchase of the minority interests of Zhangjiagang Potain

   An agreement was negotiated in 1999 and finalized in early 2000 under which Potain acquired the minority interest in its joint venture in China. All items affecting earnings, including planned restructuring expense, appear in 1999 financial statements.

2--Acquisition of the Liftlux business

   The group created Liftlux Potain GmbH as of July 1st, 2000, in connection with the acquisition of the Liftlux assets. This company was included in the consolidation in 2000.

3--Application of the new French regulation for the consolidated financial statements

   Potain group accounting principles were changed in 2000 in order to include the effects of the new R99-02 regulation. The effective application of this new regulation induced:

  . the full consolidation of B.P.G.R. S.A.R.L., previously accounted for by the equity method,

  . the full consolidation of Solum Grundstuck Vermietung GmbH and Axiome de Re, entities being considered as controlled by Potain SA, previously not included in consolidation,

  . the accounting for part of pensions and similar benefits for France and Portugal employees, which were previously considered as fully covered by the insurance premiums paid and expensed when paid,

  . the accounting for deferred tax (a) considering deferred tax assets on all existing tax losses, (b) considering deferred tax on a purchase accounting and (c) netting the deferred tax assets and liabilities positions of each subsidiary, with (d) adequate valuation allowance when necessary of the net assets.

   As a consequence of the above modifications, the movements in equity between December 31, 1999 and December 31, 2000 include:

  . the first consolidation of Axiome de Re, increasing net equity by an amount of 676 K(Euro)

  . the partial accounting for the first year of pensions and similar benefits, increasing net equity by 390 K(Euro)

   The income statement of year 2000 is impacted by the December 31, 1999 effect of the new deferred tax accounting method. It represents a deferred tax benefit of K(Euro).547.

II--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1--General principles

   The consolidated financial statements as of December 31, 2000 are prepared in accordance with accounting principles generally accepted in France, as stated in the R99-02 regulation issued by the "Comite de Reglementation Comptable", the regulatory authority for accounting in France, and comply with:

  .  the Law dated January 3, 1985

  .  the ministerial decree dated February 17, 1986

  . methodology of the C.R.C. (June 22, 1999 decision enacting the 99.02 regulation of the C.R.C.)

                                   POTAIN SA

2--Consolidation principles

   The consolidated financial statements include the financial statements of all significant companies directly or indirectly controlled by Potain SA. All companies included in the scope of consolidation are fully consolidated, with the exception of B.P.G.R. in 1999, which was consolidated by the equity method. The financial year of all consolidated companies ends on December 31.

   A full list of consolidated companies appears in Note 21 to consolidated financial statements.

   A full list of non-consolidated entities is presented in Note 6 hereafter.

3--Foreign currency translation

   The financial statements of foreign subsidiaries are translated into euros at year-end exchange rates for their assets and liabilities and at weighted average exchange rates for the year for their income statement. Resulting translation adjustments are recorded to shareholders' equity.

4--Intangible assets & goodwill

   Internally generated goodwill, start-up costs and research and development costs are expensed as incurred.

   Significant software costs are amortized using the straight-line method over the estimated useful life of the software, which may not exceed three years.

   Patents, trademarks and licenses are amortized over 20 years.

   Goodwill on first consolidation consists of costs in excess of net assets of acquired businesses. It is amortized on a straight-line basis over 15 years.

5--Property, plant and equipment

   Property, plant and equipment are stated at historical acquisition or production cost. Maintenance and repair costs, other than those intended to extend the life of an asset, are expensed when incurred. Leased equipment is recorded as an asset when the terms of the lease are those of a capital lease.

   Depreciation is calculated on a straight-line basis over the following estimated useful lives:

      Buildings and improvements................................. 20 to 25 years
      Machinery and equipment.................................... 5 to 10 years
      Leased cranes.............................................. 6 to 8 years
      Others..................................................... 3 to 10 years

6--Financial assets

   Financial assets mainly include investments in non-consolidated entities and housing contribution loans.

   The housing contribution loans are non-interest bearing loans over 20 years. They are recorded at discounted value, assuming a 2% interest rate per year.

   Subsidiaries with low materiality (less than 0.6 million (Euro) sales or total balance sheet) are not included in the consolidation.

                                   POTAIN SA

   Investments in non-consolidated companies are stated at cost and written down when economic value falls below cost.

   The list of non-consolidated entities as of December 31, 2000 is as follows:

                                                                 Net
                                                                share
      Non-consolidated entities                    % ownership  value    Equity
      -------------------------                    ----------- -------- --------
      Potain Ireland..............................     51,0%      0     KEUR 10

      Potain Inc (Philippines)....................     70,0%   KEUR 249 KEUR 698

      Potain Pty (Australia)......................    100,0%    KEUR 2  KEUR 596

      SCI Les Aulnettes (France)..................    100,0%   KEUR 155 KEUR 20

7--Inventories and work in progress

   Inventories of all group companies are stated at lower of cost or market. Cost is defined as acquisition or production cost and is computed using the weighted average cost method. Production costs include direct and indirect production costs and an allocation of overheads assuming normal levels of activity. Intercompany margins are eliminated. Intercompany goods in transit are included both in inventories and purchases of the receiving company. Allowances to write down inventories to their net realizable value and for surplus inventories are recorded in the year in which they become known.

8--Receivables

   Receivables are stated at their nominal value and provisions are recorded when appropriate to cover any risk of non-recovery.

9--Other accounts receivables and other liabilities

   The Potain group is owned by Legris Industries. In connection therewith, the management of excess cash or cash requirements is done at Legris level through a cash pooling agreement. The cash lended to the cash pooling is recorded as other accounts receivable respectively for 4,159 K(Euro) and 28,539 k(Euro) as of December 31, 1999 and 2000. The cash borrowed from the cash pooling is recorded as other liabilities respectively for 3,842 K(Euro) and 3,582 k(Euro) as of December 31, 1999 and 2000.

10--Social contributions

   Potain SA benefits since 1997 from the "De Robien" social law, which enables the company to pay reduced social contributions over the seven-year period ending June 30, 2003, provided that Potain SA keeps a minimum headcount level. Related benefits are recorded on the respective years and represented respectively (Euro)2,871 and (Euro)2,865 for 1999 and 2000.

11--Transactions in foreign currencies

   Monetary assets and liabilities denominated in foreign currencies that are not hedged are translated at year-end exchange rates. Hedged foreign currency transactions are translated at the hedging rate. Differences arising from translation, together with gains and losses realized on transactions carried out during the year, are included in income statement. The potential differences arising from fair value of the hedging positions related to the backlog orders are considered as off-balance sheet commitments.

                                   POTAIN SA

12--Taxation

   Tax charged to earnings corresponds to the tax due from each taxable consolidated entity after correction of deferred taxes. The company uses the deferral method to recognize deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the company's financial statements. Under this method, deferred tax assets and liabilities are determined based on the temporary differences between financial statements carrying amounts and the tax basis of assets and liabilities.

   The deferred tax liability on the restatement of the "Foreign Investment reserve" is recorded at its discounted value assuming a 5% rate.

   Where taxable entities show a loss, the deferred tax assets recorded for loss carry forwards were limited until December 31, 1999 to the losses over two financial years. This is no longer applicable beginning in 2000, under the new enacted 99-02 French GAAP. Deferred tax assets on loss carry forwards and deemed deferred depreciation are fully depreciated if their application to future earnings is uncertain.

13--Pensions and similar benefits

   Commitments to employees relating to retirement, or seniority bonuses, or other deferred benefits, are partly accrued for since 2000 in accordance with generally accepted accounting principles in France. The overall impact of this change of method on shareholders' equity on the opening balance sheet is not significant, amounting to (Euro)0.39 million, and does not require the presentation of pro forma accounts.

   The accrual recorded in the consolidated financial statements, K(Euro)4,989, does not take into account the preferred method for computation of the full commitment. The schedule below shows the assumptions used for valuation of the liability:

      Assumptions                                As computed under IAS 19
      -----------                                ------------------------
      Retirement age...................... 60 for executive and 63 for employees
      Type of departure...................               Voluntary
      Discount rate.......................        4.9% (incl. inflation)
      Inflation rate......................                   2%
      Social contributions................                  47%
      Salary increase.....................       Depends on age & category
      Turnover............................       Depends on age & category
      Commitment..........................             K(Euro) 9,123

   Out of the K(Euro)9,123, K(Euro)1,073 were paid to an external insurance company.

                                   POTAIN SA

III--NOTES TO FINANCIAL STATEMENTS

(in thousands Euros)

1--SALES

      By business                                                 2000    1999
      -----------                                                ------- -------
      Cranes.................................................... 286,974 239,644
                                                                 ------- -------
        Total................................................... 286,974 239,644
                                                                 ======= =======

      By geographic area                                          2000    1999
      ------------------                                         ------- -------
      France....................................................  83,021  70,097
      Europe (excl France and Eastern Europe)................... 159,812 138,283
      Asia--Pacific.............................................  16,485  11,864
      America...................................................  13,260   8,322
      Near and middle East......................................   5,236   4,210
      Africa....................................................   4,130   2,190
      Eastern Europe............................................   5,028   4,680
                                                                 ------- -------
        Total................................................... 286,974 239,644
                                                                 ======= =======

2--OTHER OPERATING REVENUES

                                                                  2000    1999
                                                                 ------- -------
      Change in inventory.......................................   1,113   4,652
      Capitalized production....................................  14,476  10,589
      Operating subsidies.......................................     103     151
      Reversals of accruals, expense transfers..................   4,327   5,097
      Other revenues (1)........................................  13,000   9,392
                                                                 ------- -------
        Total...................................................  33,018  29,870
                                                                 ======= =======
--------
      (1)including sale of capitalized rented cranes              11,277   8,015

3--PAYROLL EXPENSES

                                                                2000     1999
                                                               -------  -------
      Wages and salaries...................................... (52,938) (48,190)
      Social security contributions........................... (16,338) (16,014)
                                                               -------  -------
        Total................................................. (69,276) (64,204)
                                                               =======  =======

      Headcounts                                average 2000 12/31/00  12/31/99
      ----------                                ------------ --------  --------
      Cranes..................................     2,464       2,285     2,558
                                                   -----     -------   -------
        Total.................................     2,464       2,285     2,558
                                                   =====     =======   =======
--------
      (1)out of which Potain China headcounts:       397         231       616

4--OTHER OPERATING EXPENSES

                                                               2000      1999
                                                             --------  --------
        Total.................................               (32,504)  (30,119)
                                                             =======   =======
--------
      (1)out of which, net book value of sold
       rented cranes                                          (7,058)   (6,353)

                                   POTAIN SA

5--NON RECURRING OPERATING INCOME (EXPENSES)

                                                                2000     1999
                                                               -------  ------
      Non recurring operating expenses.......................   (5,166) (5,545)
      Non recurring operating income.........................    4,613   5,202
      Non recurring operating items..........................     (553)   (343)

6--INTEREST EXPENSE, NET

                                                                2000     1999
                                                               -------  ------
      Interest expense, net of interest income...............     (514) (1,303)
      Net gains on disposal of short term investments........        7       0
        Subtotal.............................................     (507) (1,303)
      Foreign exchange gains (losses)........................      716    (325)
      Amortizations and provisions...........................     (404)   (212)
      Reversal of reserves and expense transfers.............      152     222
      Other financial income (expense).......................      912     210
                                                               -------  ------
        Subtotal.............................................    1,375    (105)
                                                               =======  ======
          Interest expense, net..............................      868  (1,408)

7--OTHER INCOME AND (EXPENSE) NET

                                                                2000     1999
                                                               -------  ------
      Non operating expenses.................................   (2,664)      0
      Non operating income...................................    2,100       0
                                                               -------  ------
        Non operating items..................................     (564)      0
                                                               =======  ======

8--INCOME TAXES

8a--Detail

                                                                2000     1999
                                                               -------  ------
      Current income tax.....................................  (11,221) (5,380)
      Deferred income tax....................................     (338)    947
                                                               -------  ------
        Total................................................  (11,559) (4,433)
                                                               =======  ======
      The total income tax charge can be analyzed as follows:
        Tax on operating income..............................  (11,559) (4,433)
        Decrease/(increase) in tax linked to non operating
         items...............................................
                                                               -------  ------
          Total..............................................  (11,559) (4,433)
                                                               =======  ======

                                   POTAIN SA

8b--Tax rationalization

                                                                     2000
                                                                    -------
      Income before income taxes...................................  31,559
      Corporate income tax rate....................................    36.3%
      Theoretical tax charge....................................... (11,456)
      Impact of permanent differences
        --Potain China net loss....................................    (671)
        --Goodwill amortization....................................    (161)
        --Tax credit on previously not recognized tax losses.......   1,658
        --Changes in income tax rate...............................    (144)
        --Change in consolidation principles.......................  (1,175)
        --Other....................................................     390
                                                                    -------
      Effective tax charge......................................... (11,559)
                                                                    =======

9--FIXED ASSETS

9a--Fixed assets, at cost and net

                                                               2000      1999
                                                             --------  --------
      At cost:
      Intangible assets.....................................   12,403    10,204
      Goodwill..............................................    6,686     5,716
      Property, plant & equipment...........................  159,846   153,509
      Financial assets......................................    3,774     3,070
      Investments accounted for by the equity method........        0     1,194
                                                             --------  --------
        Total fixed assets at cost..........................  182,709   173,693
                                                             ========  ========
      Amortization/depreciation
      Intangible assets.....................................   (5,163)   (3,353)
      Goodwill..............................................   (4,070)   (3,641)
      Property, plant & equipment...........................  (97,424)  (93,607)
      Financial assets......................................     (577)     (323)
      Investments accounted for by the equity method........        0         0
                                                             --------  --------
        Total fixed assets depreciation/amortization........ (107,234) (100,925)
                                                             ========  ========
      Net book value
      Intangible assets.....................................    7,241     6,850
      Goodwill..............................................    2,616     2,075
      Property, plant & equipment...........................   62,421    59,902
      Financial assets......................................    3,197     2,747
      Investments accounted for by the equity method........        0     1,194
                                                             --------  --------
        Fixed assets, net...................................   75,475    72,768
                                                             ========  ========

9b--Movements in fixed assets

                                                      Gross     Dep.      Net
                                                     -------  --------  -------
      Value as of December 31, 1999................. 173,693  (100,925)  72,768
      Acquisitions..................................  26,037   (13,189)  12,848
      Disposals..................................... (24,300)    7,091  (17,209)
      Other.........................................   7,279      (211)   7,068
                                                     -------  --------  -------
        Value as of December 31, 2000............... 182,709  (107,234)  75,475
                                                     =======  ========  =======

                                   POTAIN SA

9c--Assets acquired under capital leases

                                                                  2000    1999
                                                                 ------  ------
      At cost................................................... 12,861  10,879
      Depreciation.............................................. (5,546) (5,115)
      Net assets acquired under capital lease...................  7,315   5,764
                                                                 ------  ------
      Obligations under capital lease...........................  6,298   6,269
                                                                 ------  ------

9d--Goodwill

      Goodwill at December 31, 1999.................................. 2,075
      Exchange rate difference on amortization
      Acquisitions...................................................   970
      Amortization...................................................  (429)
                                                                      -----  ---
      Goodwill at December 31, 2000.................................. 2,616
                                                                      =====  ===

Goodwill breakdown by companies

                                             12/31/99                            Net book
                               Gross value Accumulated  Depreciation Translat.     value
                               at 12/31/00 amortization For the year adjustment at 12/31/00
                               ----------- ------------ ------------ ---------- -----------
      Potain Industria Spa....    5,716       (3,641)       (391)                  1,684
      Liftux Potain...........      970                      (38)                    932
                                  -----       ------        ----        ---        -----
        Total.................    6,686       (3,641)       (429)        0         2,616
                                  =====       ======        ====        ===        =====

10--INVENTORIES

                                                                  2000    1999
                                                                 ------  ------
      Raw materials and other supplies.......................... 23,166  15,642
      Work in Process........................................... 21,338  16,879
      Semi-finished and finished goods.......................... 12,167  14,491
      Resale goods..............................................  8,414   6,230
      Inventories--gross value.................................. 65,085  53,242
      Provision for decline in value............................ (5,015) (4,520)
                                                                 ------  ------
        Inventories--net book value............................. 60,070  48,722
                                                                 ======  ======

11--ACCOUNTS RECEIVABLES

                                                                2000      1999
                                                               ------    ------
      Prepayments.............................................    211       397
      Accounts receivables from customers..................... 82,966(1) 79,109
      Other receivables.......................................  2,392       907
      Gross trade accounts receivable......................... 85,569    80,413
      Provision for depreciation.............................. (3,826)   (3,836)
                                                               ------    ------
        Net trade accounts receivables........................ 81,743    76,577
                                                               ======    ======

--------
(1) out of which receivables over 1 year : 0.5 Me

                                   POTAIN SA

12--CASH AND SHORT-TERM INVESTMENTS

                                                                   2000    1999
                                                                  ------  -----

      Short term investments at cost...........................  11,544       0
      Depreciation.............................................       0       0
      Short-term investment, net...............................  11,544       0
      Cash.....................................................   5,093  14,949
      Other....................................................       0       0
      Cash.....................................................   5,093  14,949
                                                                 ------  ------
        Total..................................................  16,637  14,949
                                                                 ======  ======

13--DEFERRED TAXES BALANCE AT YEAR-END

13a--Movements in deferred tax balances

                                                                  2000    1999
                                                                 ------  ------

      Net opening deferred tax assets/liabilities..............     279    (705)
      Net deferred taxes.......................................    (338)    947
      Impact of deferred taxes on pensions & similar benefits..    (222)
      Impact of changes in consolidation area                    (3,979)
      Other changes............................................      44      37
                                                                 ------  ------
        Net closing deferred tax assets/liabilities............  (4,216)    279
                                                                 ======  ======


13b--Deferred tax analysis by sources of deferred tax
(Presented before netting by company)

                                                                2000
                                                       ------------------------
                                                        Gross    Dep.     Net
                                                       -------  ------  -------
      Deferred tax assets arising from
        --Book to tax adjustments.....................   2,730       0    2,730
        --Restatements of local books.................   3,942    (694)   3,248
        --Tax losses and tax credits..................   6,201  (5,276)     925
                                                        12,873  (5,970)   6,903

      Deferred tax liabilities arising from
        --Book to tax adjustments.....................  (5,556)      0   (5,556)
        --Restatements of local books.................  (5,563)      0   (5,563)
                                                       (11,119)      0  (11,119)
                                                       -------  ------  -------
          Total net...................................   1,754  (5,970)  (4,216)
                                                       =======  ======  =======

                                   POTAIN SA

14--SHAREHOLDERS' EQUITY

                                   Capital and Retained  Net
                                    premiums   earnings Income  Other  Total
                                   ----------- -------- ------  ----- -------
   Shareholders' equity at
    December 31, 1999.............   115,843             7,864        123,707
     Dividend distribution........                        (497)          (497)
     Capital increase.............
     Capital reduction............
   Net income for the year........                      20,040         20,040
     Translation adjustment.......       472                              472
     Acquisition of Potain China
      minority interests..........    (5,550)                          (5,550)
     Other........................     1,092    7,367   (7,367)         1,092
                                     -------    -----   ------   ---  -------
   Shareholders' equity at
    December 31, 2000.............   111,857    7,367   20,040     0  139,264
                                     =======    =====   ======   ===  =======
   Number of shares
     1999.........................   909,945
     2000.........................   909,945

15--RESERVE FOR LOSSES AND CONTINGENCIES

                                                                     2000  1999
                                                                    ------ -----
      Reserve for contingencies
      Claims and litigations.......................................    520   438
      Warranty costs(1)............................................  2,582 2,440
      Technical updates(2).........................................  1,083   475
      Technical and industrial risks...............................    518   517
      Miscellaneous................................................    860   433
        Total......................................................  5,563 4,303
      Reserve for losses
      Pensions and other benefits(3)...............................  4,989   624
      Restructuring................................................  1,006 1,719
      Initial assembly costs.......................................    121   171
      Miscellaneous................................................    857   433
      Total........................................................  6,972 2,957
                                                                    ------ -----
        Total...................................................... 12,535 7,260
                                                                    ====== =====

___________
(1) Contractual warranty on sold cranes
(2) Covers the estimated cost of parts replacement initiated by the group
(3) Change in accounting method for pensions and similar benefits accruals Corresponding value at December 31, 1999: 4,2 millions Euros

                                   POTAIN SA

16--BORROWINGS

                                                                2000    1999
                                                               ------  ------
16a--Breakdown by nature

      Bank borrowings......................................... 16,831   6,542
      Subordinated debts......................................      0      65
      Other...................................................  5,486   6,333
                                                               ------  ------
        Total................................................. 23,317  12,940
                                                               ======  ======

16b--Breakdown by maturity
      Less than 1 year........................................  9,170   5,362
      From 1 to 5 years.......................................  8,215   4,427
      More than 5 years.......................................  5,931   3,151
                                                               ------  ------
        Total*................................................ 23,316  12,940
                                                               ======  ======
      *of which obligations under capital lease...............  6,298   6,269

16c--Financial instruments

   As of December 31, 2000, there is no interest rate hedging.

17--ACCOUNTS PAYABLE

                                                                2000    1999
                                                               ------  ------
      Prepayments received....................................  1,509   1,276
      Trade accounts payable.................................. 51,543  46,086
      Tax and social contributions payable.................... 20,273  18,113
      Debt related to fixed assets............................    299     676
      Corporate income tax payable............................  7,358   3,431
      Other liabilities.......................................  3,328   1,262
                                                               ------  ------
        Total accounts payable................................ 84,311  70,843
                                                               ======  ======

18--CASH FLOWS FROM OPERATIONS

                                                                2000    1999
                                                               ------  ------
      Consolidated net income................................. 20,039   7,864
      Income from companies accounted for by the equity
       method.................................................      0
      Depreciation, amortization and operating provisions..... 18,032  16,489
      Reversals of operating provisions....................... (4,326) (4,988)
      Allowance for financial provisions......................    404     212
      Reversals of financial provisions.......................   (152)   (222)
      Allowance for non recurring provisions..................    179   1,004
      Reversals of exceptional provisions..................... (3,918)   (246)
      Gains on disposal of fixed assets.......................     58    (408)
      Amortization of goodwill, net...........................    429     381
      Net movement in deferred taxes..........................    338    (947)
                                                               ------  ------
        Total cash flows from operations...................... 31,088  19,648
                                                               ======  ======

                                   POTAIN SA

19--IMPACT OF CHANGES IN CONSOLIDATION SCOPE

                                                                2000
                                                               -------
      Fixed assets............................................   6,897
      Current assets*.........................................  19,711
      Deferred tax assets.....................................
                                                               -------
        Total assets..........................................  26,608
                                                               =======
      Equity..................................................   7,646
      Reserves................................................   5,990
      Liabilities*............................................   8,993
      Deferred tax liabilities................................   3,979
                                                               -------
        Total liabilities.....................................  26,608
                                                               =======
      *of which, net borrowings............................... (10,984)

20--OFF-BALANCE SHEET COMMITMENTS

                                                                2000     1999
                                                               -------  ------
      Given commitments
      Guaranties given to banks (incl. Discounted bills)......  11,217  14,244
      Future lease payments...................................       0       0
      Buy-back commitments....................................  14,253  11,682
      Other...................................................       0       0
                                                               -------  ------
        Total.................................................  25,470  25,926
                                                               =======  ======
      Received commitments
      Discounted bills........................................   1,358     631
      Discounted bills secured by collateral/Sabatini law,
       Italy(1)...............................................   2,616   2,709
      Backlog orders received.................................  52,537  55,796
      Buy-back commitments....................................  14,253  11,682
      Other(2)................................................  11,766  13,643
                                                               -------  ------
        Total.................................................  82,530  84,461
                                                               =======  ======
      Debts secured by collateral
      Mortgages and pledges...................................       0       0
      Obligations under capital lease.........................   6,298   6,269
                                                               -------  ------
        Total.................................................   6,298   6,269
                                                               =======  ======

     __________
     (1) guaranted by pledge on material
     (2) export guarantees, other guarantees, equipment lodged as collateral for payment guarantees given, excluding discounted bills

                                   POTAIN SA

21--CONSOLIDATION AREA

                                                              %          %
                                                          ownership  ownership
                                                              at         at
Entities                     City           Country       31/12/2000 31/12/1999
--------                 ------------- ------------------ ---------- ----------
Potain.................. Ecully        France               Mother     Mother
B.P.G.R................. Ecully        France              100.00%    100.00%
Sam Sologat............. Bretigny      France               99.80%     99.80%
Sci Les Sthenes du
 Plateau................ Ecully        France              100.00%    100.00%
Cadillon GmbH........... Moerfelden    Allemagne           100.00%    100.00%
Potain GmbH............. Moerfelden    Allemagne           100.00%    100.00%
Potain Technik Gmbh..... Arneburg      Allemagne           100.00%    100.00%
Potain Belgium.......... Malines       Belgique            100.00%    100.00%
Potain UK............... West-Drayton  Grande-Bretagne     100.00%    100.00%
Potain Hungaria......... Budapest      Hongrie             100.00%    100.00%
Potain Industrie Spa.... Niellatanaro  Italie               99.98%     99.98%
Potain Spa.............. Parabiago     Italie               99.97%     99.97%
Potain Italia........... Cuggiono      Italie               99.97%     99.97%
Potain International.... Cuggiono      Italie               99.97%     99.97%
Potain Polska........... Varsovie      Pologne             100.00%    100.00%
Noe Pereira............. Fanzeres      Portugal             99.64%     99.64%
Potain Portugal......... Ermesinde     Portugal             99.56%     99.56%
Potain S.R.O............ Netvorice     Republique tcheque  100.00%    100.00%
Potain Corporation...... Miami         Etats-Unis          100.00%    100.00%
Potain Ltda............. Sao-Paulo     Bresil               99.91%     99.91%
Zhangjiagang Potain..... Zhangjiagang  Chine               100.00%     62.77%
Potain Pte Ltd.......... Singapour     Singapour           100.00%    100.00%
Liftlux Potain Gmbh..... DILLINGEN     Allemagne           100.00%
Solum................... Dusseldorf    Allemagne           100.00%
Axiome de Re............ Senningerberg Luxembourg          100.00%

                                   POTAIN SA

IV--PROFIT AND LOSS PRESENTATION

   Under French accounting principles, profit and loss statement can be presented either by nature or by destination. Below is a presentation of profit and loss statement by destination under French GAAP.

(in thousands Euros)                                    12/31/2000 (12/31/1999
--------------------                                    ---------- -----------
Sales..................................................   286,974    239,644
Cost of sales..........................................  (206,503)  (182,032)
Gross profit...........................................    80,471     57,612
Engineering, selling & administrative expenses.........   (48,747)   (43,512)
Operating profit.......................................    31,724     14,100
Interest expense, net..................................       868     (1,408)
Goodwill amortization..................................      (429)      (391)
Other income and (expense), net........................      (564)         0
Income before taxes....................................    31,599     12,301
Income tax.............................................   (11,559)    (4,433)
Net income before minority interests of fully
 consolidated entities.................................    20,040      7,868
Minority interests.....................................        24      1,592
Results of entities accounted for by the equity
 method................................................         0         (4)
Net income.............................................    20,016      6,272

   The cost of sales includes the following:

  . logistic expenses such as inventory warehousing and transportation costs,

  . manufacturing costs including direct and indirect standard costs, variances with actual costs and allowances for inventory depreciation,

  . margin on sale of capitalized cranes.

   Engineering, selling & administrative expenses include all operating expenses not included in cost of sales.

V--COMPARISON BETWEEN FRENCH AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING
   PRINCIPLES

   The Group's consolidated financial statements are prepared in accordance with accounting principles generally accepted in France ("French GAAP") which differ in certain respects from accounting principles generally accepted in the United States ("U.S. GAAP"). The significant differences applicable to the Group are summarized below.

Revenue recognition on sales with guaranteed buyback commitments

   Under French GAAP, revenue related to sales with guaranteed buyback commitments are recognized and a liability is established at the time of sale for the difference, if any, between the amount of the buyback commitment and the estimated fair value of the equipment at the foreseeable buyback commitment date.

   Under U.S. GAAP, revenue related to such sales is recorded in accordance with EITF 95-1, "Revenue Recognition on Sales with Guaranteed Minimum Resale Value" which states that a manufacturer is precluded from recognizing a sale of equipment if the manufacturer guarantees the resale value of the equipment to the

                                   POTAIN SA
purchaser. Rather, the manufacturer should account for the transaction as a lease, using the principles of lease accounting in Statement 13.

Revenue recognition on sales with guarantees

   The Company enters into sales agreements with financing companies who in turn lease equipment to third parties. Under some of these agreements, the Company has guaranteed the third party lease payments to the financing companies. Under other such agreements, the Company has agreed to absorb a portion of the losses resulting from default by the third parties.

   Under French GAAP, revenue related to such transactions is recorded upon delivery of the equipment and a liability, if necessary, is established for any anticipated future losses related to the guarantees. The guarantees are considered to be off-balance sheet commitments.

   Under U.S. GAAP, revenue related to such transactions in which the Company retains substantial risks of ownership in the property is recorded as if the transaction was a lease.

Deferred taxation

   For French GAAP purposes, on January 1, 2000, the Group adopted French accounting standard 99-02 which addresses the accounting for income taxes. This new rule is effective from January 1, 2000. This standard is similar to U.S. GAAP in that deferred taxes are computed for all temporary differences between the tax and book bases of assets and liabilities. Deferred tax assets are recognized to the extent their realization is more likely than not. The main difference between this standard and U.S. GAAP is that long-term deferred tax liabilities are discounted. For U.S. GAAP purposes, deferred taxes are computed for all temporary differences between the tax and book bases of assets and liabilities. Deferred tax assets are recognized to the extent their realization is more likely than not.

Consolidation and tax provisions

   Under French GAAP, prior to the issuance of accounting standard 99-02, companies were not required to consolidate majority-owned subsidiaries which operated in a different business activity. Therefore, Axiome, a wholly-owned subsidiary was not consolidated in 1998 and 1999 as a result of which provisions recorded to obtain certain tax benefits were not reversed for consolidation purposes under French GAAP. Starting from January 1, 2000, the application of accounting standard 99-02 requires that all majority-owned subsidiaries for which a company has control be consolidated and as a consequence, such provisions have been reversed.

   Under U.S. GAAP, all majority-owned subsidiaries for which a company has control are consolidated and as a consequence, provisions recorded to obtain certain tax benefits are reversed all over the periods presented with the related deferred tax effect.

Pensions and retirement indemnities

   Under French GAAP, companies have the option of recording pension liabilities in full in the balance sheet, partially in the balance sheet and partially as an off balance sheet commitment, or entirely as an off balance sheet commitment. Under U.S. GAAP, pensions are accounted for in accordance with Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions" (FAS 87). Under FAS 87, pension assets or liabilities are recorded in the balance sheet for the difference between the projected benefit obligation and the fair value of any plan assets. Annual pension costs are recorded in the income statement.

                                   POTAIN SA

IBNR Reserves

   For French GAAP purposes, liabilities for amounts due related to deductibles for insurance claims are recorded when the invoices are received from the insuror.

   For U.S. GAAP purposes, such liabilities are recorded when they are incurred. Therefore, an estimate of claims incurred but not yet reported (IBNR) is calculated by an actuary and the estimated amount is recorded in the balance sheet.

Foreign currency hedges

   Under French GAAP, gains and losses on foreign currency hedges can be deferred until the hedged transaction actually occurs.

   Under U.S. GAAP, hedging of foreign currency transactions with forward exchange contracts is only permissible for transactions which are firm commitments. Some of the Group's foreign currency contracts hedge forecasted or budgeted transactions which do not meet the definition of a firm commitment. Gains and losses on these contracts cannot be deferred but must be recognized in net income.

Restructuring costs

   For French GAAP purposes, the Group recorded a restructuring reserve for Potain China in December 1999 because it was considered that management had approved the plan and communicated the plan and related benefits to be received to the employees affected by the plan. However, the plan was not officially approved by the Board and other regulatory authorities until January 2000.

   For U.S. GAAP purposes, restructuring costs are recognized when the following have occurred: management approves and commits the company to the restructuring plan; the benefit arrangement for any employees to be terminated has been communicated to employees in sufficient detail to enable them to determine the type and amount of benefits they will receive if terminated; the plan of termination specifically identifies the number of employees to be terminated, their job classifications or functions and their locations; and the period of time to complete the plan indicates that changes to the plan are not likely. It was considered for U.S. GAAP purposes that Potain China was not committed to the plan until January 2000.

Impairment of assets

   Under French GAAP, there are no specific rules specifying impairment criteria and how impairment should be measured.

   Under U.S. GAAP, long-lived assets and certain identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the estimated future cash flows expected to result from the asset and its eventual disposition is less than the carrying value of the asset, an impairment loss is recognized.

Non-interest bearing notes receivable

   Under French GAAP, non-interest bearing notes receivable are recorded at the amounts stipulated in the agreements. No consideration is given to the impact of imputed interest.

   Under U.S. GAAP, non-interest bearing notes receivable exchanged for property, goods or services are recorded at their present value by discounting all future payments on the notes using an imputed rate of interest. Premiums are amortized into income over the life of the notes.

                                   POTAIN SA

Rental agreement

   The Group has a lease agreement for 20 years and for which the lease payments are not uniform throughout the term of the lease.

   For French GAAP purposes, payments under operating leases are recorded as rent expense for the amounts incurred according to the lease agreement.

   Under U.S. GAAP, the total expense to be incurred under the lease is amortized uniformly on a straight-line basis over the term of the lease.

   The following is a summary of the significant adjustments to net income and shareholders' equity which would be required if U.S. GAAP were to be applied instead of French GAAP:

                          Shareholders'          Shareholders'          Adoption Shareholders'
                             Equity       Net       Equity       Net       of       Equity
                          December 31,  income   December 31,  income   Standard December 31,
In thousands of Euros         1998       1999        1999       2000     99-02       2000
---------------------     ------------- -------  ------------- -------  -------- -------------
Amount in accordance
 with French GAAP.......     111,005      6,272     118,083     20,016   1,106      139,172
Revenue recognition.....      (1,746)      (897)     (2,643)    (1,790)              (4,433)
Deferred taxation.......       1,428       (994)        434       (697)                (263)
Consolidation...........         811        (95)        716               (716)
Pensions & retirement
 indemnities............      (2,266)      (184)     (2,450)       183    (612)      (2,879)
IBNR reserve............        (115)         2        (113)        (6)                (119)
Foreign currency hedge..                    (82)        (82)        82
Restructuring--China....                    902         902       (902)
Impairment of assets....                                          (181)                (181)
Non-interest bearing
 notes receivable.......        (412)       (15)       (427)        13                 (414)
Rental agreement........                                           (67)                 (67)
Tax effect of the above
 adjustments............       1,731        342       2,073        572     222        2,867
Amount in accordance
 with U.S. GAAP.........     110,435      5,261     116,493     17,224       0      133,683
Number of shares........                909,945                909,945
Net income per share
 U.S. GAAP (Euros)......                   5.77                  18.93

VI--SUPPLEMENTAL CASH FLOW INFORMATION

                                                          December 31
                                                    -------------------------
      (in thousands Euros)                           2000     1999     1998
      --------------------                          -------  -------  -------
      Cash.........................................  16,637   14,949    6,838
      Borrowings................................... (23,316) (12,940) (15,693)
      Amounts due from affiliates (included in
       other receivables)..........................  28,538    4,158    3,388
      Amounts due to affiliates (included in other
       liabilities)................................ (3,582)  (3,842)  (2,064)
                                                    -------  -------  -------
      Net indebtedness.............................  18,277    2,325   (7,531)

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed financial statements are based on our historical financial statements and the historical financial statements of Potain and should be read in conjunction with the historical financial statements included as part of this Current Report on Form 8-K.

   The pro forma financial statements reflect the following:

  .  the acquisition of Potain;

  . the issuance of (Euro)175.0 million (approximately U.S. $164.3 million computed at the noon buying rate on December 29, 2000) of senior subordinated notes;

  .  borrowings of $387.7 million under Manitowoc's new senior credit facility;
     and

  . the prepayment of outstanding borrowings under Manitowoc's existing revolving credit facility and Manitowoc's existing senior notes due 2010.

   Pro forma adjustments to historical financial statements include adjustments that Manitowoc deems appropriate, reflecting items of recurring significance and which are factually supported based on currently available information. Manitowoc assumed that the acquisition of Potain and related financing transactions, including the issuance of the senior subordinated notes, occurred on January 1, 2000 for purposes of preparing the pro forma condensed consolidated statement of earnings and on December 31, 2000 for purposes of preparing the condensed consolidated balance sheet. The pro forma financial statements may not be indicative of what actual results would have been, nor do the pro forma financial statements purport to present Manitowoc's condensed consolidated financial results for future periods.

  The unaudited pro forma condensed consolidated financial data have been derived from the historical consolidated financial statements of Manitowoc and Potain. The pro forma adjustments, as described in the notes that follow, are based upon available information and upon certain assumptions that management believes are reasonable. This information should be read in conjunction with the financial statements of Manitowoc and Potain included elsewhere in this Current Report on Form 8-K. The unaudited pro forma condensed consolidated financial statements are included for comparative purposes only and do not purport to be indicative of the results of Manitowoc in the future or what the financial position and results of operations would have been had Manitowoc acquired Potain on the dates described above.

   Amounts in U.S. dollars have been translated from euro at the rate of
(Euro)1.00 to $0.94, the noon buying rate on December 29, 2000, in the unaudited pro forma condensed consolidated balance sheet and at the rate of
(Euro)1.00 to $0.92, the average noon buying rate on the last business day of each month during 2000, in the unaudited pro forma condensed consolidated statement of earnings.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                (In thousands, except per share data and ratios)

                                         Year Ended December 31, 2000
                                 -----------------------------------------------
                                 Manitowoc  Potain(1)   Pro Forma        Pro
                                 Historical Historical Adjustments      Forma
                                 ---------- ---------- -----------    ----------
Net sales......................   $873,272   $259,962   $    --       $1,133,234
Costs and expenses:
  Cost of sales................    637,538    184,697        --          822,235
  Engineering, selling and
   administrative expenses.....    114,901     45,672        --          160,573
  Amortization.................      8,181      2,335      4,518 (2)      15,034
                                  --------   --------   --------      ----------
    Total costs and expenses...    760,620    232,704      4,518         997,842
Earnings from operations.......    112,652     27,258     (4,518)        135,392
Interest expense...............    (14,508)      (192)   (34,802)(3)     (49,502)
Other (expense) income, net....     (2,024)      (472)      (305)(4)      (2,801)
                                  --------   --------   --------      ----------
Earnings before income taxes...     96,120     26,594    (39,625)         83,089
Provision for taxes on income..     35,852     10,750    (12,536)(5)      34,066
                                  --------   --------   --------      ----------
Net earnings(6)................   $ 60,268   $ 15,844   $(27,089)     $   49,023
                                  ========   ========   ========      ==========

Per Share Data:
Earnings per share--basic......   $   2.42                            $     1.97
                                  ========                            ==========
Weighted average shares
 outstanding--basic............     24,891                                24,891
                                  ========                            ==========
Earnings per share--diluted....   $   2.40                            $     1.95
                                  ========                            ==========
Weighted average shares
 outstanding--diluted..........     25,123                                25,123
                                  ========                            ==========

Other financial data:
Depreciation...................   $  9,872   $ 11,940                 $   21,812
Amortization...................      8,181      2,335                     15,034
EBITDA(7)......................    130,705     41,533                    172,238
Capital expenditures(8)........     13,415     30,309                     43,724
Ratio of EBITDA to interest
 expense.......................        9.0x     216.3x                       3.5x
Ratio of earnings to fixed
 charges(9)....................        6.5x      37.7x                       2.6x


The accompanying notes are an integral part of these pro forma consolidated financial statements.

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

   The following adjustments have been made to the historical condensed consolidated historical statements of earnings of Manitowoc and Potain to compute the unaudited pro forma amounts.

    (1) The table below sets out the adjustments necessary to convert the Potain historical statement of earnings from French GAAP to U.S. GAAP. The Potain historical financial information and U.S. GAAP adjustments have been derived from the Potain consolidated financial statements included elsewhere in this Current Report on Form 8-K.

                                               Potain     U.S. GAAP   Potain
                                             French GAAP Adjustments U.S. GAAP
                                             ----------- ----------- ---------
      Net sales.............................  $264,016     $(4,054)  $259,962
      Costs and expenses:
        Cost of sales.......................   188,210      (3,513)   184,697
        Engineering, selling and
         administrative.....................    44,847         825     45,672
        Amortization........................     2,168         167      2,335
                                              --------     -------   --------
          Total costs and expenses..........   235,225      (2,521)   232,704
      Earnings from operations..............    28,791      (1,533)    27,258
      Interest (expense) income--net........       799        (991)      (192)
      Other (expense) income--net...........      (541)         69       (472)
                                              --------     -------   --------
      Earnings before income taxes..........    29,049      (2,455)    26,594
      Provision for taxes on income.........    10,634         116     10,750
                                              --------     -------   --------
      Net income............................  $ 18,415     $(2,571)  $ 15,844
                                              ========     =======   ========

    (2) To adjust amortization based on the increase in goodwill in connection with the Potain acquisition. Goodwill is being amortized over forty years.

    (3) To adjust interest expense to reflect the issuance of debt in connection with the acquisition of Potain and the repayment of existing debt:

                                                                       Pro forma
                                                             Interest  Interest
   Instrument                                        Amount    Rate     Expense
   ----------                                       -------- --------  ---------
   Senior credit facility:
     Revolving credit facility..................... $ 37,700   7.350%   $ 2,771
     Term loan A...................................  200,000   7.350     14,700
     Term loan B...................................  150,000   7.850     11,775
                                                    --------
       Total.......................................  387,700
   Senior subordinated notes.......................  164,300  10.375     17,046
   Miscellaneous...................................   19,532 Various      1,023
   Amortization of financing costs.................      --      --       2,187
                                                    --------            -------
                                                    $571,532            $49,502
                                                    ========            =======

    The revolving credit facility, which provides for maximum borrowings of $125.0 million, has a 0.375% commitment fee on the unused balance (see Note
  (4) below).

    The above interest amounts related to the revolving credit facility and term loans assume a LIBOR rate of 5.1%. A 0.125% increase or decrease in the assumed average interest rate would change the pro forma interest expense for the year ended December 31, 2000 by approximately $485,000.

    (4) To record the commitment fee related to the assumed unused balance of the new revolving credit facility which provides for maximum borrowings of $125.0 million.

    (5) To adjust the provision for taxes on income to an effective income tax rate of 41%.

    (6) Manitowoc recognized an extraordinary loss ($2.1 million, net of income tax effects) related to the early extinguishment of our existing debt which was paid from proceeds from the financing.

    (7) EBITDA consists of earnings from operations plus depreciation and amortization. Manitowoc has presented EBITDA information solely as a supplemental disclosure because management believes that it is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be construed as an alternative to earnings from operations as determined in accordance with generally accepted accounting principles as an indicator of Manitowoc's operating performance, or as an alternative to cash flows from operating activities as determined in accordance with generally accepted accounting principles as a measure of liquidity. Manitowoc has significant uses of cash flows, including capital expenditures and debt principal repayments that are not reflected in EBITDA. It should also be noted that not all companies that report EBITDA information calculate EBITDA in the same manner as Manitowoc does.

    (8) Potain capital expenditures of $30.3 million represent additions to gross fixed assets, which include intangible assets; goodwill; property, plant and equipment; financial assets and investments accounted for by the equity method. Approximately $20.5 million of these capital expenditures represent investment in Potain's crane rental fleet, including an $8.1 million one-time conversion of certain sales contracts for capital leases in reconciliation to U.S. GAAP. Management estimates that the portion of pro forma capital expenditures related to additions to property, plant and equipment (excluding the crane rental fleet) was approximately $23.2 million.

    (9) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings from operations before income taxes and fixed charges, excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and the interest component of rent expense.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                            December 31, 2000
                               ------------------------------------------------
                               Manitowoc   Potain(1)   Pro Forma
                               Historical  Historical Adjustments    Pro Forma
                               ----------  ---------- -----------    ----------
ASSETS
Current Assets:
  Cash and cash equivalents... $  13,983    $ 11,009   $ (11,009)(2) $   13,983
  Accounts receivable--net....    88,231     111,419         --         199,650
  Inventories.................    91,178      56,466         --         147,644
  Other current assets........     9,523         --          --           9,523
  Future income tax benefits..    20,592         --          --          20,592
                               ---------    --------   ---------     ----------
    Total current assets......   223,507     178,894     (11,009)       391,392
                               ---------    --------   ---------     ----------
Intangible assets--net........   308,073       9,096     196,523 (3)    513,692
Property, plant and
 equipment--net...............    99,940      74,269         --         174,209
Deferred income taxes.........       --        4,713      (4,713)(2)        --
Deferred financing costs......       678         --       14,522 (4)     15,200
Other non-current assets......    10,332       2,614         --          12,946
                               ---------    --------   ---------     ----------
    Total assets.............. $ 642,530    $269,586   $ 195,323     $1,107,439
                               =========    ========   =========     ==========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current Liabilities:
  Accounts payable and accrued
   expenses................... $ 144,713    $ 79,315   $  (1,260)(5) $  222,768
  Short-term borrowings.......    81,000       8,620     (82,009)(6)      7,611
  Current portion of long-term
   debt.......................       270         --       31,125 (6)     31,395
  Product warranties..........    13,507       3,557         --          17,064
  Other current liabilities...       --       16,819         --          16,819
                               ---------    --------   ---------     ----------
    Total current
     liabilities..............   239,490     108,311     (52,144)       295,657
                               ---------    --------   ---------     ----------
Non-Current Liabilities:
  Long-term debt, less current
   portion....................   137,668      13,297    (139,314)(6)     11,651
  Senior subordinated notes...       --          --      164,300 (6)    164,300
  Senior credit facility......       --          --      356,575 (6)    356,575
  Postretirement benefit
   obligation.................    20,341       2,767         --          23,108
  Deferred income taxes.......       --        6,228      (6,228)(2)        --
  Other non-current
   liabilities................    11,262      13,235         --          24,497
                               ---------    --------   ---------     ----------
    Total non-current
     liabilities..............   169,271      35,527     375,333        580,131
                               ---------    --------   ---------     ----------

Minority interest.............       --           87         (87)(2)        --

Stockholders' Equity:
  Common stock................       367      12,830     (12,830)(2)        367
  Additional paid-in capital..    31,602      11,745     (11,745)(2)     31,602
  Accumulated other
   comprehensive loss.........    (2,569)       (806)        806 (2)     (2,569)
  Retained earnings...........   334,433     101,892    (101,892)(2)    332,315
                                                          (2,118)(5)
  Treasury stock..............  (130,064)        --          --        (130,064)
                               ---------    --------   ---------     ----------
    Total stockholders'
     equity...................   233,769     125,661    (127,779)       231,651
                               ---------    --------   ---------     ----------
    Total liabilities and
     stockholders' equity..... $ 642,530    $269,586   $ 195,323     $1,107,439
                               =========    ========   =========     ==========

The accompanying notes are an integral part of these pro forma consolidated financial statements.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

   The following adjustments have been made to the condensed consolidated historical balance sheets of Manitowoc and Potain to compute the unaudited pro forma condensed consolidated balance sheet.
    (1) The table below sets out the adjustments necessary to convert the Potain historical balance sheet from French GAAP to U.S. GAAP. The Potain historical financial information and U.S. GAAP adjustments have been derived from the Potain consolidated financial statements included elsewhere in this Current Report on Form 8-K.

                              Potain                Potain
                              French    U.S. GAAP    U.S.
                               GAAP    Adjustments   GAAP
                             --------  ----------- --------
Assets
Current Assets:
  Cash and cash
   equivalents.............. $ 15,639    $(4,630)  $ 11,009
  Accounts receivable--net..  111,419        --     111,419
  Inventories...............   56,466        --      56,466
  Other current assets......      --         --         --
  Future income tax
   benefits.................      --         --         --
                             --------    -------   --------
    Total current assets....  183,524     (4,630)   178,894
Intangible assets--net......    9,266       (170)     9,096
Property, plant and
 equipment--net.............   58,676     15,593     74,269
Deferred income taxes.......    2,018      2,695      4,713
Deferred financing costs....      --         --         --
Other non-current assets....    3,003       (389)     2,614
                             --------    -------   --------
    Total assets............ $256,487    $13,099   $269,586
                             ========    =======   ========
Liabilities and
 Stockholders' Equity
Current Liabilities:
  Accounts payable and
   accrued expenses......... $ 79,252    $    63   $ 79,315
  Short-term borrowings.....    8,620        --       8,620
  Current portion of long-
   term debt................      --         --         --
  Product warranties........    3,445        112      3,557
  Other current
   liabilities..............   10,294      6,525     16,819
                             --------    -------   --------
    Total current
     liabilities............  101,611      6,700    108,311
Non-current Liabilities:
  Long-term debt, less
   current portion..........   13,297        --      13,297
  Senior subordinated
   notes....................      --         --         --
  Senior credit facility....      --         --         --
  Post retirement benefit
   obligation...............    4,690     (1,923)     2,767
  Deferred income taxes.....    5,981        247      6,228
  Other non-current
   liabilities..............      --      13,235     13,235
                             --------    -------   --------
    Total non-current
     liabilities............   23,968     11,559     35,527
Minority interest...........       87        --          87
Stockholders' Equity:
  Common stock..............   12,830        --      12,830
  Additional paid-in
   capital..................   11,745        --      11,745
  Accumulated other
   comprehensive loss.......     (806)       --        (806)
  Retained earnings.........  107,052     (5,160)   101,892
  Treasury stock............      --         --         --
                             --------    -------   --------
    Total stockholders'
     equity.................  130,821     (5,160)   125,661
                             --------    -------   --------
    Total liabilities and
     stockholders' equity... $256,487    $13,099   $269,586
                             ========    =======   ========

    (2) Represents the elimination of Potain historical amounts related to cash, deferred income taxes, minority interest, and stockholders' equity.

    (3) To record goodwill of $196.5 million in connection with the Potain acquisition. The purchase price of $312.7 million includes the amount to be paid to Group Legris Industries SA (seller) of $307.7 million plus estimated direct acquisition costs of $5.0 million. In addition, the seller will be paid the cash balance of Potain at December 31, 2000 of $11.0 million. The purchase price is subject to an adjustment for the net earnings of Potain from January 1, 2001, to the closing date.

  The excess of the purchase consideration over the net assets acquired (goodwill) is required to be applied to write-up assets to their fair market value. No appraisals of assets have yet to be performed and all of the excess of purchase consideration over the net assets to be acquired is being recorded as goodwill. Subsequent valuation analyses could potentially change the purchase price allocation. Goodwill is being amortized over forty years for purposes of the unaudited pro forma condensed consolidated statement of earnings.

    (4) Reflects estimated new debt issuance costs of approximately $15,200 that will be incurred as a result of the acquisition of Potain and related debt financing, net of a write-off of $678 of unamortized debt issuance costs related to existing debt which is paid with the proceeds of the financing. The deferred financing fees are being amortized over the term of the related debt, which ranges from 6 to 10 years.


    (5) To record the effects of the extraordinary loss related to the early extinguishment of the existing Manitowoc debt as follows:

      Prepayment penalty............................................... $ 2,700
      Write-off of deferred financing costs............................     678
                                                                        -------
                                                                          3,378
      Less-income tax benefit..........................................  (1,260)
                                                                        -------
      Retained earnings adjustment..................................... $ 2,118
                                                                        =======

    (6) The pro forma adjustments required to record the financing portion of the transactions are as follows:

      Payment of short-term borrowings:
        Manitowoc................................................... $ (81,000)
        Potain......................................................    (1,009)
                                                                     ---------
                                                                     $ (82,009)
                                                                     =========
      Payment of long-term borrowings:
        Manitowoc revolving credit facility......................... $ (59,319)
        Manitowoc senior notes due 2010.............................   (75,000)
        Potain debt.................................................    (4,995)
                                                                     ---------
          Total..................................................... $(139,314)
                                                                     =========
      Proceeds from senior subordinated notes....................... $ 164,300
                                                                     =========
      Proceeds from senior credit facility:
        Revolving credit facility................................... $  37,700
        Term loan A.................................................   200,000
        Term loan B.................................................   150,000
                                                                     ---------
                                                                       387,700
        Current portion.............................................   (31,125)
                                                                     ---------
          Total..................................................... $ 356,575
                                                                     =========

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                THE MANITOWOC COMPANY, INC.


Date: May 11, 2001              /s/ Maurice D. Jones
                                ------------------------------------------------
                                Maurice D. Jones, General Counsel and Secretary

                          THE MANITOWOC COMPANY, INC.
                                 EXHIBIT INDEX
                                      TO
                            FORM 8-K CURRENT REPORT
                            DATED AS OF MAY 9, 2001

     Exhibit
     Number    Description

          2 Share Purchase Agreement, dated May 9, 2001, among The Manitowoc Company, Inc., Manitowoc France SAS and Legris Industries SA. Schedules and exhibits to the Share Purchase Agreement have not been filed herewith. The Company agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

        4.1 Credit Agreement, dated May 9, 2001, among The Manitowoc Company, Inc., the lenders party thereto and Bankers Trust Company, as Agent.

        4.2 Indenture, dated May 9, 2001, among The Manitowoc Company, Inc., the Guarantors named therein and The Bank of New York, as Trustee.

         23    Consent of Ernst & Young Audit.

         99    Press Release of The Manitowoc Company, Inc., dated May 9, 2001.